Exhibit 99.1
RCN Reports Fourth Quarter and Full Year 2007 Results
Q4 Revenue +11% Y-o-Y to $168 Million; 2007 Revenue +9% to 636 million
Q4 EBITDA +26% Y-o-Y to $41 Million ; 2007 EBITDA +24% to $156 Million
Resi/SMB Customers Grow Year-over-Year and Sequentially; 7th Consecutive Quarterly Increase
Q4 Commercial Revenue +55% to $33 Million; 2007 +40% to $101 Million
Herndon, VA, March 11, 2008 - RCN Corporation (NASDAQ: RCNI), a leading provider of video, data, and voice services to residential, small-medium business and enterprise/carrier customers, today announced its results for the fourth quarter and full year 2007.
Peter D. Aquino, President and Chief Executive Officer stated, “RCN finished 2007 on a strong note, with continued revenue and EBITDA growth and our seventh consecutive quarter of customer growth. We continue to win residential and small-medium business customers across our footprint, which contains over 5 million licensed homes and over 300,000 businesses. In addition, our new business unit, RCN Metro, is positioned as one of the premier regional CLECs in the metro markets we serve, covering the Northeast and Mid-Atlantic regions as well as Chicago. The combined strength created by our strategic acquisitions of ConEd and NEON offers us significant growth potential. With this momentum, RCN’s 2008 outlook is positive as we balance our free cash flow objectives, growth opportunities, and record-breaking operating targets.”
Fourth Quarter Review
Following are fourth quarter 2007 highlights, which include the results of acquired NEON Communications Group, Inc. (“NEON”) beginning November 13, 2007:
•
Revenue. Total revenue of $168 million increased 11% from $151 million in the fourth quarter of 2006, and 8% from $156 million in the third quarter of 2007. Fourth quarter 2007 results include $10 million in revenue from NEON. Excluding this impact, revenue increased 5% from the fourth quarter of 2006, and 1% from the third quarter of 2007. Core residential revenue increased 5% from last year, driven by the addition of approximately 10,000 new customers and 30,000 revenue generating units (RGUs), as well as a $3 increase in average revenue per customer (“ARPC”) to $109. Commercial revenue grew by 55% from the fourth quarter of 2006, driven by 8% organic growth plus the impact of NEON.

•
EBITDA. EBITDA of $41 million increased 26% from $32 million in the fourth quarter of 2006, and increased 8% from $38 million in the third quarter of 2007. Fourth quarter 2007 results include $3 million in EBITDA from NEON, as well as $1 million of expense related to an executive severance agreement. Excluding these impacts, EBITDA increased 20% from the fourth quarter of 2006, and 2% from the third quarter of 2007. EBITDA margin of 25% grew approximately 300 basis points from last year primarily as a result of continued decreases in SG&A as a percent of revenue. EBITDA is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•
Capital Expenditures. Capital expenditures were $26 million compared to $28 million in the fourth quarter of 2006, and $34 million in the third quarter of 2007. Third quarter 2007 capital expenditures included $9 million related to the renewal of two long-term indefeasible right of use (“IRU”) agreements, representing a lower cost than the potential cost of constructing replacement assets over the next several years.

•
Customers, RGUs and Digital Penetration. RCN had approximately 416,000 residential/small-medium business customers as of December 31, 2007 versus 413,000 as of September 30, 2007, and 406,000 customers as of December 31, 2006, for the seventh consecutive quarter of customer growth. The percentage of customers taking RCN’s triple play is 38%, with video, data and voice RGUs all increasing sequentially. At quarter-end, RCN’s digital video penetration rate rose to 69% of video customer connections from 55% in the fourth quarter of 2006 and 64% in the third quarter of 2007. High speed data penetration grew to 79% of video connections from 73% in the fourth quarter of 2006 and 78% in the third quarter of 2007. Phone penetration ended the quarter at 70% of video connections, flat sequentially and year-over-year.

•
NEON Acquisition. On November 13, 2007, RCN completed its acquisition of NEON and paid a cash purchase price of $5.15 per share of NEON common stock, or total consideration of approximately $255 million. RCN funded the transaction with a combination of proceeds from an additional $200 million term loan under its existing senior secured credit facility, a draw of approximately $25 million under its existing $75 million line of credit, and cash on hand. RCN has re-branded the combination of the acquired NEON operations and the company’s RCN Business Solutions unit as RCN Metro Optical Networks (“RCN Metro”).

Full Year 2007 Review
Total revenue for the full year 2007 grew 9% to $636 million from $585 million last year; core residential revenue grew 5% and commercial revenue increased 40% including the impact of NEON. 2007 EBITDA of $156 million grew 24% from $126 million in 2006; 2007 EBITDA margin increased by over 300 basis points to 25%. Capital expenditures for 2007 were $119 million versus $86 million in 2006, reflecting increases in success-based investments such as new homes, additional commercial growth, and digital set top boxes.
Reported Results
Revenue from continuing operations increased to $168 million in the fourth quarter of 2007, compared to $151 million in the fourth quarter of 2006 and $156 million in the third quarter of 2007. Net loss from continuing operations was $33 million in the fourth quarter of 2007, compared to $26 million in the fourth quarter of 2006 and $35 million in the third quarter of 2007.
Revenue from continuing operations increased to $636 million in the full year 2007, compared to $585 million in 2006. Net loss from continuing operations was $170 million in 2007, compared to $14 million in 2006.
2008 Financial Outlook
For ease of comparison, refer to page 8 for a reconciliation of reported 2007 RCN consolidated results to pro forma 2007 RCN consolidated results, which combine stand-alone RCN results, excluding certain non-recurring items, with full-year pro forma NEON results. In addition, in 2008, RCN will begin reporting its results of operations in two segments: Residential/Small Business, comprised of the RCN and RCN Business Services business units, and RCN Metro Optical Networks, the company’s business unit serving enterprise and carrier customers.
RCN’s full-year 2008 Outlook is as follows:
•	Revenue of approximately $730-740 million, a 5-6% increase compared to pro forma 2007 RCN consolidated revenue of $696 million.

•	EBITDA of approximately $190-200 million, a 15-20% increase compared to pro forma 2007 RCN consolidated EBITDA of $166 million.
•	RCN anticipates that RCN Metro will represent approximately 23-24% of consolidated 2008 revenue, with an EBITDA margin of approximately 30% on a fully allocated basis.
•	Capital expenditures of approximately $110-120 million compared to pro forma 2007 RCN consolidated capital expenditures of $124 million.
Michael T. Sicoli, Chief Financial Officer of RCN, stated, “RCN continued to execute well in the fourth quarter, delivering consistent growth in revenue, EBITDA, and EBITDA margin. Our capital structure and liquidity position will enable us to continue to invest in high-return opportunities, including capex to help drive continued organic revenue and EBITDA growth, as well as opportunistic strategic investments such as acquisitions or share repurchases, all while staying focused on delivering positive free cash flow during 2008.”
Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. A reconciliation to the comparable GAAP measures is available on page 9. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Fourth Quarter Conference Call
Management will conduct a conference call to discuss fourth quarter results and its strategic outlook today at 08:30 AM Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is 888-529-1782, conference ID: 30076302. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://investor.rcn.com/calendar.cfm. A replay of this conference call will be available from 11:30 AM today until 11:59 PM Eastern time on March 18. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN’s website.
About RCN Corporation
RCN Corporation, http://www.rcn.com, is a facilities-based, competitive broadband telecommunications services provider delivering video, high-speed data and voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through the RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. RCNI-Q
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

Contacts:	Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777
(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)

	(unaudited)		(audited)
	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006

Revenues	$167.9	$150.6	$636.1	$585.5
Costs and expenses:
Direct expenses	61.5	53.8	224.8	201.4
Selling, general and administrative (including stock-based compensation )	77.5	68.8	288.4	276.5
Impairments, exit costs and restructuring	1.3	2.1	8.2	6.7
Depreciation and amortization	50.7	48.8	195.2	193.0

Operating loss	(23.1)	(22.9)	(80.5)	(92.0)

Investment income	2.5	1.5	9.4	6.0
Interest expense	(12.8)	(4.3)	(34.5)	(24.7)
Gain on sale of investment in unconsolidated entity	—	—	—	125.4
Loss on sale of assets	(0.1)	(0.2)	(0.8)	(2.1)
Loss on early extinguishment of debt	0.1	(0)	(63.8)	(19.3)
Other expense, net	—	—	(0.5)	—

Loss from continuing operations before reorganization items and income taxes	(33.3)	(25.9)	(170.7)	(6.7)
Income tax (benefit) expense	(0.5)	0.1	(1.0)	7.6

Loss from continuing operations	(32.8)	(26.0)	(169.6)	(14.3)
Income from discontinued operations, net of tax	0.2	1.4	1.7	2.5
Gain on sale of discontinued operations, net of tax	0.1	—	15.9	—

Net loss	$(32.4)	$(24.7)	$(152.0)	$(11.9)

RCN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(audited)

	December 31,	December 31,
ASSETS	2007	2006
Current assets:
Cash and cash equivalents	$21.8	$66.3
Short-term investments	45.9	58.2
Accounts receivable, net of allowance for doubtful accounts of $4.3 and $4.2	64.7	58.5
Prepayments and other current assets	22.8	13.0
Assets of discontinued operations	—	39.6

Total current assets	155.2	235.6

Property, plant and equipment, net of accumulated depreciation of $502.9 and $339.1	793.4	613.6
Intangible assets, net of accumulated amortization of $58.7 and $37.9	107.5	98.3
Long-term restricted investments	22.8	16.0
Deferred charges and other assets	16.9	11.9

Total assets	$1,095.8	$975.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24.0	$23.1
Advance billings and customer deposits	41.9	38.8
Accrued expenses and other	78.0	68.3
Accrued employee compensation and related expenses	17.6	18.1
Accrued exit costs	2.6	2.8
Current portion of long-term debt and capital lease obligations	7.3	0.9
Current liabilities of discontinued operations	—	10.1

Total current liabilities	171.6	162.0

Long-term debt and capital lease obligations, net of current maturities	737.6	201.9
Other long-term liabilities	69.7	41.5

Total liabilities	978.9	405.4

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 37,654,546 and 37,455,912 shares issued and outstanding	0.4	0.4
Additional paid-in-capital	444.7	722.6
Treasury stock, 194,184 and 56,758 shares at cost	(4.7)	(1.4)
Accumulated deficit	(303.7)	(151.7)
Accumulated other comprehensive loss	(19.8)	—

Total stockholders’ equity	116.9	569.9

Total liabilities and stockholders’ equity	$1,095.8	$975.4

RCN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(audited)

	Year ended December 31,
	2007	2006

Cash flows from operating activities:
Net loss from continuing operations	$(169.6)	$(14.3)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	195.2	193.0
Other	83.1	(87.2)

Net cash provided by continuing operations	108.7	91.5
Cash provided by discontinued operations	0.5	3.5

Net cash provided by operating activities	109.2	95.0

Cash flows from investing activities:
Additions to property, plant and equipment	$(115.5)	$(86.2)
Investment in acquisitions, net of cash acquired	(261.8)	(40.9)
Net proceeds from sale of discontinued operations and other assets	46.9	—
Decrease in short-term investments	12.3	13.8
Proceeds from sale of assets	2.0	1.0
Proceeds from sale of investment in unconsolidated entity	—	307.5
Decrease in restricted investments	0.8	1.5

Net cash (used in) provided by continuing operations	(315.5)	196.8
Cash used in discontinued operations	(0.2)	(2.2)

Net cash (used in) provided by investing activities	(315.7)	194.6

Cash flows from financing activities:
Repayments of long-term debt, including debt premiums	(219.4)	(372.2)
Payment of debt issuance costs	(13.9)	(4.4)
Dividends paid	(348.4)	—
Proceeds from the issuance of long term debt	745.0	75.0
Payments of capital lease obligations	(0.1)	(0.4)
Proceeds from the exercise of stock options	5.8	9.1
Cost of common shares repurchased	(7.0)	(1.4)

Net cash provided by (used in) financing activities	162.0	(294.2)

Net decrease in cash and cash equivalents	(44.5)	(4.6)
Cash and cash equivalents at beginning of period	66.3	70.9

Cash and cash equivalents at end of period	$21.8	$66.3

RCN CORPORATION
SELECTED OPERATING METRICS

($ in millions)	Q4 2007	Q3 2007	Q4 2006
Revenues (Consolidated):
Video	$68.0	$66.3	$61.5
Data	34.2	33.3	31.5
Voice	27.7	28.2	29.1
Other	1.9	2.0	3.1

Total Core Residential	131.8	129.8	125.3
Commercial	33.2	22.9	21.4
Dial — Up	2.0	2.1	3.0
Recip Comp / Other	0.9	0.8	0.9

Total	$167.9	$155.7	$150.6

RGUs:
Voice	250	248	249
Video	358	357	355
Data	285	279	259

Total RGUs	893	884	863

Number of Customers	416	413	406

% Customers in Bundles	68%	67%	66%

Average Monthly Revenue Per Customer (“ARPC”)	$109	$109	$106

RCN Corporation
Non-GAAP Reconciliation
(Pro Forma for NEON Operations)
The following table reconciles RCN’s pro forma 2007 results to reported 2007 results.

	For the year ended December 31, 2007
			Proforma RCN
($ in millions)	NEON Proforma(1)	RCN Stand Alone	Consolidated
Revenue	$74.4	$626.0	$700.4
Direct Cost	36.2	221.1	257.2
Sales, General & Administrative(3)	20.2	252.2	272.4

EBITDA	$18.0	$152.8	$170.8

Capital Expenditures	$14.8	$117.8	$132.6

	For the year ended December 31, 2007
	Proforma RCN
($ in millions)	Consolidated	Adjustments(2)	2007 Baseline
Revenue	$700.4	$(4.4)	$696.0
Direct Cost	257.2	0.7	258.0
Sales, General & Administrative(3)	272.4	—	272.4

EBITDA	$170.8	$(5.1)	$165.7

Capital Expenditures	$132.6	$(9.0)	$123.6

(1)
NEON proforma includes (i) an estimated $2.0M reduction in deferred revenue related to purchase price accounting, and (ii) a $5.4M reduction in SG&A expenses to exclude deal related costs and stock-based compensation.

(2)
Adjustments include a $4.4M revenue benefit related to a reciprocal compensation agreement, and a $0.7M direct cost benefit related to the settlement of disputed network charges, both of which were reported during Q207. Capital Expenditure adjustment includes $9M related to an IRU renewal.

(3)	Excludes stock-based compensation.

RCN Corporation
Non-GAAP Reconciliation
(1) EBITDA is defined as net income (loss) plus income (loss) from discontinued operations net of tax, gain on sale of discontinued operations net of tax, income tax benefit (expense), other (expense) income net, loss on early extinguishment of debt, (loss) gain on sale of assets, interest expense, investment income, depreciation and amortization, non-cash stock-based compensation and other special items including impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by total revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA, as defined above, may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
	December 31,	September 30,	December 31,
($ in millions)	2007	2007	2006
Net loss	(32.4)	(35.2)	(24.7)
Gain on sale of discontinued operations, net of tax	(0.1)	—	(1.4)
Income tax (benefit) expense	(0.5)	—	0.1
Income (loss) from discontinued operations, net of tax	(0.2)	0.3	—
Other income, net	—	(0.3)	—
Adjust early extinguishment of debt	(0.1)	—	—
Loss on sale of assets	0.1	0.1	0.2
Interest expense	12.8	10.6	4.3
Investment income	(2.5)	(2.2)	(1.5)
Depreciation and amortization	50.7	50.0	48.8
Non-cash stock-based compensation expense	11.9	9.6	4.2
Impairments, exit costs & restructuring	1.3	4.8	2.1

EBITDA	40.8	37.6	32.3
EBITDA Margin	24.3%	24.2%	21.4%

	For the year ended		Guidance
	December 31,	December 31,	For the year ended
($ in millions)	2007	2006	December 31, 2008
Net loss	$(152.0)	$(11.9)	($81.0 – $71.0)
Gain on sale of discontinued operations, net of tax	(15.9)	—
Income tax (benefit) expense	(1.0)	7.6
Income from discontinued operations, net of tax	(1.7)	(2.5)
Other expense, net	0.5	—
Loss on early extinguishment of debt	63.8	19.3
Loss on sale of assets	0.8	2.1
Gain on sale of investment in unconsolidated entity	—	(125.4)
Interest expense	34.5	24.7	52.0
Investment income	(9.4)	(6.0)	(3.0)
Depreciation and amortization	195.2	193.0	210.0
Non-cash stock-based compensation expense	33.2	18.2	12.0
Impairments, exit costs & restructuring	8.2	6.7

EBITDA	$156.1	$125.8	$190.0–$200.0
EBITDA Margin	24.5%	21.5%

(2) Average monthly revenue per customer, or ARPC, is an industry metric that measures revenues, excluding certain commercial and other residential revenue (consisting of dial-up and reciprocal compensation) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. ARPC reflects the new customer and RGU reporting methodology effective as of January 1, 2006; amounts may not be comparable to those reported prior to December 31, 2005.

	For the three months ended
($ in thousands)	December 31, 2007	September 30, 2007	December 31, 2006
Total Revenues	$167.9	$155.7	$150.6
Less: Certain Commercial Revenue	(29.2)	(19.1)	(18.0)
Less: Other Residential Revenue	(2.8)	(3.0)	(3.9)

Customer Revenues	135.9	133.6	128.7
ARPC	$109	$109	$106